Exhibit 23.3



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form S-8 (Non Qualified Retirement Plan) of our report dated February 26, 2001, relating to the financial statements and financial statement schedules of Saucony, Inc. which appears in Saucony's Annual Report on Form 10-K for the year ended January 3, 2003.



/s/ PricewaterhouseCoopers, LLP

PricewaterhouseCoopers, LLP

Boston, Massachusetts
June 3, 2003